UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2026

The Honest Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40378	90-0750205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12130 Millennium Drive, #500 Los Angeles, CA		90094
(Address of Principal Executive Offices)		(Zip Code)
(888) 862-8818
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HNST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously reported, certain current and former officers and directors of The Honest Company, Inc. (“Honest” or the “Company”) have been named as defendants in derivative actions pending in the United States District Court for the Central District of California (“California Central District Court”), captioned In re The Honest Company, Inc. Derivative Litigation, Case No. 2:21-cv-09281-MCS-PLA (the “California Federal Action”), the United States District Court for the District of Delaware, captioned Butler v. Vlahos, et al., Case no. 1:22-cv-01373-RGA (the “Delaware Action”), and in the Superior Court of the State of California, County of Los Angeles, captioned Bisch v. Vlahos, et al., Case No. 22STCP00015 (the “California State Action”).

In addition to the derivative actions discussed above, two stockholders of the Company served pre-suit litigation demands under Delaware law (“Demands,” and together with the California Federal Action, the Delaware Action, the California State Action, the “Derivative Actions”) on the Company’s Board of Directors to investigate and bring action against the defendants in the Derivative Actions.

On March 12, 2026, the parties in the Derivative Actions entered into a Stipulation of Settlement (“Stipulation”) to resolve the
Derivative Actions (“Settlement”). The proposed Settlement of the Derivative Actions was filed in the California Central District Court on March 26, 2026, and on May 1, 2026, the California Central District Court entered an order preliminarily approving the Settlement. The Settlement remains subject to final approval by the California Central District Court. A hearing on the final approval of Settlement is scheduled for July 13, 2026.

Subject to final approval of the Settlement by the California Central District Court, and in exchange for a release of all derivative claims and dismissal with prejudice of the Derivative Actions, the Company has agreed, without admission of wrongdoing or liability, (i) to enact certain corporate governance reforms as set forth in Exhibit A to the Stipulation and (ii) not to oppose plaintiff’s counsel’s request for a fee award not to exceed $1,195,000.

The foregoing summary description of the Stipulation is qualified in its entirety by the full text of the Stipulation, including all exhibits thereto, a copy of which is filed herewith as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements, include, without limitation, those regarding: (i) the Stipulation resolving the Derivative Actions; (ii) the ability to secure final approval of the Settlement from the California Central District Court and to satisfy all conditions of the Settlement; and (iii) other statements that are not historical facts, and instead constitute forward-looking statements. These forward-looking statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation, risks and uncertainties related to: (a) the Stipulation not having the expected impact, including resolving the Derivative Actions; (b) Honest’s ability to satisfy all the conditions of the Settlement on the anticipated timeline or at all; (c) the California Central District Court’s final approval of the Settlement on the anticipated timeline or at all; (d) the Settlement requiring more activity or expense than expected; (e) Honest’s ability to overcome any objections or appeals regarding the Settlement; (f) the sufficiency of Honest’s cash resources to enable it to satisfy its obligations under the Settlement; (g) Honest’s ability to successfully implement the corporate governance reforms set forth in the Stipulation; and (h) satisfactory resolution of pending and any future litigation or other disagreements with others. Additional information on the above risks and uncertainties and additional risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Honest’s filings and periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors” and elsewhere in such filings and reports, including Honest’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and future filings and reports by Honest. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, Honest disclaims any obligation to update these forward-looking statements to reflect future information, events, or circumstances.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number		Description
99.1	*	Stipulation of Settlement
104		Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Honest Company, Inc.

Date:	May 11, 2026	By:	/s/ Curtiss Bruce
Name: Curtiss Bruce
Title: Executive Vice President, Chief Financial Officer